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                                    SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

[X]  Filed by the Registrant
[ ]  Filed by a Party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Sec. 240.14a-12



               Lincoln National Convertible Securities Fund, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.  Title of each class of securities to which transaction applies:

     2.  Aggregate number of securities to which transaction applies:

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4.  Proposed maximum aggregate value of transaction:

     5.  Total fee paid:

[ ]  Fee paid previously with preliminary proxy materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

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     2)  Form, Schedule or Registration Statement No.:

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     3)  Filing Party:

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     4)  Date Filed:

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               LINCOLN NATIONAL CONVERTIBLE SECURITIES FUND, INC.
                               One Commerce Square
                             Philadelphia, PA 19103



July 23, 2001



VIA TELEFAX AND OVERNIGHT UPS
-----------------------------

Mr. Phillip Goldstein
Opportunity Partners, L.P
60 Heritage Drive
Pleasantville, NY 10570

     Re: Lincoln National Convertible Securities Fund, Inc./2001 Annual Meeting
         of Shareholders
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Dear Mr. Goldstein:

         As you know, Lincoln National Convertible Securities Fund, Inc. (the "Fund") will reconvene its 2001 Annual Meeting of Shareholders (the "Meeting") for the final time on Tuesday, July 24 at 4:00 p.m. in Philadelphia. The reconvened Meeting will be held at the offices of Stradley, Ronon, Stevens & Young, LLP, One Commerce Square, 2005 Market Street, 26th Floor Board Room, Philadelphia, PA.

         You have declined to attend the Meeting to date and vote the proxies entrusted to you by Fund shareholders. In light of your own disclosures in your proxy materials, we believe that you are obligated to appear at the Meeting and vote the proxies entrusted to you. As noted below, July 24 will be your last opportunity to attend the Meeting and submit these votes.

         As you know, the Fund was organized as a Maryland corporation. Maryland corporate law places limits on the ability of a corporation to adjourn a shareholder meeting. Section 2-511(d) of the Maryland General Corporation Law provides that a meeting of shareholders "may be adjourned ... to a date not more than 120 days after the original record date" as long as the meeting is initially convened on the date for which it was called. After the 120 day period elapses, the record date for the meeting becomes "stale," the proxies received from shareholders as of that record date become invalid and the shareholder meeting associated with that record date comes to a close. As you know, this limit on shareholder meeting adjournments is also reflected in the Fund's bylaws. July 24, 2001 is the last date on which the Meeting can be reconvened, since it is the 120th calendar day after the March 26 record date.

         In your proxy materials, you make the following commitment to Fund shareholders: "If you return a GREEN proxy card to me or to my agent, your shares will be voted on each matter as you indicate (emphasis added)." You indicate on your proxy card that you may "temporarily decline to attend the Meeting , thereby preventing a quorum in order to solicit additional proxies or for any other legal reason" (emphasis added). You do not disclose to Fund shareholders that you may choose never to attend the Meeting before the Meeting comes to a close, effectively nullifying the votes entrusted to you. Accordingly, we believe that if you do not attend the Meeting and vote the proxies entrusted to you in accordance with shareholder instructions, you will have misled shareholders.

         In the event that it is inconvenient for you to attend the Meeting on July 24 in person and you or Mr. Bradshaw would like to attend by telephone pursuant to Section 2-502.1 of the Maryland General Corporation Law, please contact David F. Connor and he will gladly accommodate your request. Otherwise, I look forward to seeing you in person at the Meeting on Tuesday.




                                   Sincerely,

                                   /S/

                                   David K. Downes
                                   President